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                                               Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-33794

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                               7,971,201 SHARES

                             VIGNETTE CORPORATION

                                 COMMON STOCK

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  INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS"
STARTING ON PAGE 5.

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  The selling stockholders listed on pages 16-37 are offering and selling
7,971,201 shares of our common stock under this prospectus.

  The selling stockholders may offer their Vignette stock through public or private transactions, on or off the Nasdaq National Market, at prevailing market prices, or at privately negotiated prices.

  Our common stock is traded on The Nasdaq National Market under the symbol "VIGN." On May 31, 2000, the closing price of the common stock on The Nasdaq National Market was $27.56 per share, as adjusted for the three-for-one forward split of our common stock paid on April 14, 2000.

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  Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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                  The date of this Prospectus is June 1, 2000

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                               TABLE OF CONTENTS

                                                                            PAGE
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
Summary....................................................................   3
Recent Developments at Vignette............................................   4
Risk Factors...............................................................   5
Forward-Looking Statements.................................................  14
Use of Proceeds............................................................  15
Selling Stockholders.......................................................  16
Plan of Distribution.......................................................  38
Legal Matters..............................................................  39
Experts....................................................................  39
Where You Can Find More Information........................................  39

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                                    SUMMARY

  You should read this summary together with the more detailed information and our consolidated financial statements and notes incorporated by reference herein.

                                    VIGNETTE

  We are a leading global provider of e-Business application software products and services. Our e-Business solutions are designed to enable businesses to build successful and sustainable online businesses. Our e-Business solutions allow both traditional brick-and-mortar and startup dot-com businesses to create and manage Internet business channels that are designed to attract, engage and retain their customers, partners, and suppliers online. Using our solutions, our clients build e-Business applications which are focused on personalized and mass-customized interaction across multiple touchpoints and communication channels. Since shipping our first products in 1997, we have received numerous awards for our industry leadership and product capabilities, including the Crossroads A-list Award and Red Herring Magazine's Top 50 Public Companies and Best Product Award.

  Our V/5 E-Business Platform (also "V/5 Platform" and the "Platform") is an application platform that provides the business insight, rapid business reconfiguration and integration across multiple touchpoints required for online success. By providing a single view across customers, partners, products and interactions, the Vignette V/5 E-Business Platform provides our customers the ability to measure the return on investment of all of their online relationships and initiatives. This allows our customers to drive continuous improvement by providing measurable, closed-loop execution, interaction and analysis. The Platform's rapid reconfiguration capabilities not only improve our customers' time-to-deployment, but just as importantly, their time-to-adapt, by significantly advancing the starting point for e-Business applications. Our open and modular architecture makes this possible by allowing our customers to leverage existing investments and quickly integrate new technology that is based on industry standards. Finally, the V/5 Platform allows our customers to stay connected with consumers and partners regardless of the communication channel, device or touchpoint.

  The Vignette V/5 E-Business Platform is built upon a proven, enterprise-ready architectural foundation that powers some of the largest and most successful e-Business applications today. It is unique in providing a modular and re-usable e-Business applications architecture that helps our customers respond and adapt quickly to changing market demands. It leverages our customers' existing IT investment in open standards, component models, technical skills and best practices. The Platform provides a scalable, reliable and high-performance foundation for delivering content, profiling, and managing interactions across multiple communication channels such as the web, pagers, mobile phones, and e-mail.

  The V/5 E-Business Platform incorporates the Vignette Application Foundation
(VAF)--an open application framework and methodology for rapidly assembling, deploying, and managing best-of-breed, componentized e-Business applications. The VAF enables our customers to reduce their time-to-adapt--the ability to rapidly reconfigure re-usable applications in response to changing business needs and market conditions.

  We complement our products with a professional services organization that offers a range of services including strategic planning, project management and implementation. We designed these services to improve our clients' competitive position, shorten time-to-market and reduce project implementation risk. We believe that our ability to successfully deliver an integrated solution to our clients provides us with a significant competitive advantage in the market for e-Business software products and services.

  We market our products and services globally through our direct sales force, resellers and systems integrators to businesses seeking to enhance the value of their Web-based relationships, maximize the return on

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their Internet-related investments and capitalize on the substantial growth of the Internet as a new marketing and distribution channel. We also leverage strategic alliances with a number of technology and Internet organizations to increase the penetration and market acceptance of our e-Business software and professional services. To date, we have licensed our platform to more than 515 clients worldwide in a variety of industries including retail, financial services, telecommunications, technology, media and entertainment. Our clients include American Express, AT&T, Bank One, Charles Schwab and Company, Chicago Tribune, Lands' End, Merrill Lynch, National Semiconductor, Nokia, Preview Travel, Siebel Systems, Snap.com, StarMedia Network, Sun Microsystems and TheStreet.com.

  Our principle executive offices are located at 901 South Mopac Expressway, Austin, Texas 78746 and our telephone number is (512) 306-4300.

                        RECENT DEVELOPMENTS AT VIGNETTE

  On February 15, 2000, we acquired DataSage, Inc. ("DataSage"), a leading provider of e-marketing and personalization applications that help organizations create a comprehensive single enterprise-wide view of their customers. The agreement provides for the issuance of 9,486,000 shares of our common stock, as adjusted for the three-for-one split paid on April 14, 2000, in exchange for all the common stock and options of DataSage. We have accounted for the transaction as a purchase.

  On January 18, 2000, we acquired Engine 5, Ltd., a developer of enterprise-wide Java server technology. The agreement provides for the issuance of 336,507 shares of our common stock, as adjusted for the three-for-one split paid on April 14, 2000, and approximately $9.2 million in cash in exchange for all the common stock and options of Engine 5, Ltd. We have accounted for the transaction as a purchase.

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    This Prospectus includes trademarks of Vignette and other corporations.

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                                 RISK FACTORS

  You should carefully consider the following risks before making an investment decision. The risks described below are not the only ones that we face. Our business, operating results or financial condition could be materially adversely affected by any of the following risks. The trading price of our common stock could decline due to any of these risks, and you as an investor may lose all or part of your investment. You should also refer to the other information set forth in this report and incorporated by reference herein, including our financial statements and the related notes.

RISKS RELATED TO OUR BUSINESS

 We Expect to Incur Future Losses

  We incurred net losses of $3.6 million for the year ended December 31, 1996, $7.5 million for the year ended December 31, 1997, $26.2 million for the year ended December 31, 1998, and $42.5 million for the year ended December 31, 1999. As of December 31, 1999, we had an accumulated deficit of $79.8 million. We have not achieved profitability and we expect to incur net losses for the foreseeable future. To date, we have primarily funded our operations from the sale of equity securities and have not generated cash from operations. We expect to continue to incur significant product development, sales and marketing, and administrative expenses and, as a result, we will need to generate significant revenues to achieve and maintain profitability. Although our revenues have grown significantly in recent quarters, we cannot be certain that we can sustain these growth rates or that we will achieve sufficient revenues for profitability. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis in the future.

 Our Limited Operating History Makes Financial Forecasting Difficult

  We were founded in December 1995 and thus have a limited operating history. As a result of our limited operating history, we cannot forecast operating expenses based on our historical results. Accordingly, we base our expenses in part on future revenue projections. Most of our expenses are fixed in the short term and we may not be able to quickly reduce spending if our revenues are lower than we had projected. Our ability to forecast accurately our quarterly revenue is limited because our software products have a long sales cycle that makes it difficult to predict the quarter in which sales will occur. We would expect our business, operating results and financial condition to be materially adversely affected if our revenues do not meet our projections and that net losses in a given quarter would be even greater than expected.

 We Expect Our Quarterly Revenues and Operating Results to Fluctuate

  Our revenues and operating results are likely to vary significantly from quarter to quarter. A number of factors are likely to cause these variations, including:

  .  Demand for our products and services;

  .  The timing of sales of our products and services;

  .  The timing of customer orders and product implementations;

  .  Unexpected delays in introducing new products and services;

  . Increased expenses, whether related to sales and marketing, product development or administration;

  . Changes in the rapidly evolving market for e-Business applications solutions;

  . The mix of product license and services revenue, as well as the mix of products licensed;

  . The mix of services provided and whether services are provided by our own staff or third-party contractors;

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  .  The mix of domestic and international sales; and

  .  Costs related to possible acquisitions of technology or businesses.

  Accordingly, we believe that quarter-to-quarter comparisons of our operating results are not necessarily meaningful. Investors should not rely on the results of one quarter as an indication of our future performance.

  We plan to increase our operating expenses to expand our sales and marketing operations, develop new distribution channels, fund greater levels of research and development, broaden professional services and support and improve operational and financial systems. If our revenues do not increase along with these expenses, our business, operating results or financial condition could be materially adversely affected and net losses in a given quarter would be even greater than expected.

  Although we have limited historical financial data, we believe that our quarterly operating results may experience seasonal fluctuations. For instance, quarterly results may fluctuate based on our clients' calendar year budgeting cycles, slow summer purchasing patterns in Europe and our compensation policies that tend to compensate sales personnel, typically in the latter half of the year, for achieving annual quotas.

 Our Quarterly Results Often Depend on a Small Number of Large Orders

  We derive a significant portion of our software license revenues in each quarter from a small number of relatively large orders. Although we do not believe that the loss of any particular customer would have an adverse effect on our business, our operating results could be materially adversely affected if we were unable to complete one or more substantial license sales in any future period. For example, in five of the last twelve quarters in the period ended December 31, 1999, we had at least one customer that accounted for at least 10% of total revenue in such quarter.

 We Depend on Increased Business from Our Current and New Customers and If We Fail to Grow Our Customer Base or Generate Repeat Business, Our Operating Results Could Be Harmed

  If we fail to grow our customer base or generate repeat and expanded business from our current and new customers, our business and operating results would be seriously harmed. Most of our customers initially make a limited purchase of our products and services for pilot programs. Many of these customers may not choose to purchase additional licenses to expand their use of our products. Many of these customers have not yet developed or deployed initial applications based on our products. If these customers do not successfully develop and deploy such initial applications, they may not choose to purchase deployment licenses or additional development licenses. Our business model depends on the expanded use of our products within our customers' organizations.

  In addition, as we introduce new versions of our products or new products, our current customers may not require the functionality of our new products and may not ultimately license these products. Because the total amount of maintenance and support fees we receive in any period depends in large part on the size and number of licenses that we have previously sold, any downturn in our software license revenue would negatively impact our future services revenue. In addition, if customers elect not to renew their maintenance agreements, our services revenue could be significantly adversely affected.

 Our Operating Results May Be Adversely Affected By Small Delays in Customer Orders or Product Implementations

  Small delays in customer orders or product implementations can cause significant variability in our license revenues and operating results for any particular period. We derive a substantial portion of our revenue from the sale of products with related services. In these cases, our revenue recognition policy requires us to substantially complete the implementation of our product before we can recognize software license revenue, and any end of quarter delays in product implementation could materially adversely affect operating results for that quarter.

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 In Order to Increase Market Awareness of Our Products and Generate Increased
Revenue We Need to Expand Our Sales and Distribution Capabilities

  We must expand our direct and indirect sales operations to increase market awareness of our products and generate increased revenue. We cannot be certain that we will be successful in these efforts. We have recently expanded our direct sales force and plan to hire additional sales personnel. Our products and services require a sophisticated sales effort targeted at the senior management of our prospective clients. New hires will require training and take time to achieve full productivity. We cannot be certain that our recent hires will become as productive as necessary or that we will be able to hire enough qualified individuals in the future. We also plan to expand our relationships with value-added resellers, systems integrators and other third-party resellers to build an indirect sales channel. In addition, we will need to manage potential conflicts between our direct sales force and third-party reselling efforts.

 Failure To Maintain The Support Of Third Party e-Business Consultants May Limit Our Ability To Penetrate Our Markets

  A significant portion of our sales are influenced by the recommendations of our products made by systems integrators, consulting firms and other third parties that help develop and deploy e-business applications for our clients. Losing the support of these third parties may limit our ability to penetrate our markets. These third parties are under no obligation to recommend or support our products. These companies could recommend or give higher priority to the products of other companies or to their own products. A significant shift by these companies toward favoring competing products could negatively affect our license and service revenue.

 Our Lengthy Sales Cycle and Product Implementation Makes It Difficult to Predict Our Quarterly Results

  We have a long sales cycle because we generally need to educate potential clients regarding the use and benefits of e-Business applications. Our long sales cycle makes it difficult to predict the quarter in which sales may fall. In addition, since we recognize the majority of our revenue from product sales upon implementation of our product, the timing of product implementation could cause significant variability in our license revenues and operating results for any particular period. The implementation of our products requires a significant commitment of resources by our clients, third-party professional services organizations or our professional services organization, which makes it difficult to predict the quarter when implementation will be completed.

 We May Be Unable to Adequately Develop A Profitable Professional Services Organization Which Could Affect Both Our Operating Results and Our Ability to Assist Our Clients With the Implementation of Our Products.

  We cannot be certain that we can attract or retain a sufficient number of the highly qualified services personnel that our business needs and we cannot be certain that our services business will ever achieve profitability. Clients that license our software typically engage our professional services organization to assist with support, training, consulting and implementation of their Web solutions. We believe that growth in our product sales depends on our ability to provide our clients with these services and to educate third-party resellers on how to use our products. As a result, we plan to increase the number of service personnel to meet these needs. New services personnel will require training and education and take time to reach full productivity. To meet our needs for services personnel, we may also need to use more costly third-party consultants to supplement our own professional services organization. We expect our services revenue to increase in absolute dollars as we continue to provide consulting and training services that complement our products and as our installed base of clients grows. To date, services costs related to professional services have exceeded, or have been substantially equal to, professional services-related revenue. Although we expect that our professional services-related revenue will exceed professional services-related costs in future periods, we cannot be certain that this will occur. We generally bill our clients for our services on a "time and materials" basis. However, from time to time we enter into fixed-price contracts for services. On occasion, the costs of providing the services have exceeded our fees from these contracts and, from time to time, we may misprice future contracts to our detriment. In addition,

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competition for qualified services personnel with the appropriate Internet specific knowledge is intense. We are in a new market and there is a limited number of people who have acquired the skills needed to provide the services that our clients demand.

 We May Be Unable To Attract Necessary Third Party Service Providers Which Could Affect Our Ability To Provide Support, Consulting And Implementation Services For Our Products

  There may be a shortage of third party service providers to assist our clients the implementation of our products. We do not believe our professional services organization will be able to fulfill the expected demand for support, consulting and implementation services for our products. We are actively attempting to supplement the capabilities of our services organization by attracting and educating third party service providers and consultants to also provide these services. We may not be successful in attracting these third party providers or maintaining the interest of current third party providers. In addition, these third parties may not devote enough resources to these activities. A shortfall in service capabilities may affect our ability to sell our software.

 Our Business May Become Increasingly Susceptible to Numerous Risks Associated With International Operations

  International operations are generally subject to a number of risks, including:

  .  Expenses associated with customizing products for foreign countries;

  .  Protectionist laws and business practices that favor local competition;

  .  Dependence on local vendors;

  .  Multiple, conflicting and changing governmental laws and regulations;

  .  Longer sales cycles;

  .  Difficulties in collecting accounts receivable;

  .  Foreign currency exchange rate fluctuations; and

  .  Political and economic instability.

  We received 15% of our total revenue in the year ended December 31, 1999, respectively, through licenses and services sold to clients located outside of the United States. We expect international revenue to account for a significant percentage of total revenue in the future and we believe that we must continue to expand our international sales activities in order to be successful. Our international sales growth will be limited if we are unable to establish additional foreign operations, expand international sales channel management and support organizations, hire additional personnel, customize products for local markets, develop relationships with international service providers and establish relationships with additional distributors and third party integrators. In that case, our business, operating results and financial condition could be materially adversely affected. Even if we are able to successfully expand international operations, we cannot be certain that we will be able to maintain or increase international market demand for our products.

  To date, a majority of our international revenues and costs have been denominated in foreign currencies. We believe that an increasing portion of our international revenues and costs will be denominated in foreign currencies in the future. In addition, although we cannot predict the potential consequences to our business as a result of the adoption of the Euro as a common currency in Europe, the transition to the Euro presents a number of risks, including increased competition from European firms as a result of pricing transparency. To date, we have not engaged in any foreign exchange hedging transactions and we are therefore subject to foreign currency risk.

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 In Order to Properly Manage Growth, We May Need to Implement and Improve Our
Operational Systems on a Timely Basis

  We have expanded our operations rapidly since inception. We intend to continue to expand in the foreseeable future to pursue existing and potential market opportunities. This rapid growth places a significant demand on management and operational resources. In order to manage growth effectively, we must implement and improve our operational systems, procedures and controls on a timely basis. If we fail to implement and improve these systems, our business, operating results and financial condition will be materially adversely affected.

 We May Be Adversely Affected If We Lose Key Personnel

  Our success depends largely on the skills, experience and performance of some key members of our management. If we lose one or more of these key employees, our business, operating results and financial condition could be materially adversely affected. In addition, our future success will depend largely on our ability to continue attracting and retaining highly skilled personnel. Like other software companies, we face intense competition for qualified personnel, particularly in the Austin, Texas area. We cannot be certain that we will be successful in attracting, assimilating or retaining qualified personnel in the future.

 We Have Relied and Expect to Continue to Rely on Sales of Our StoryServer Product Line for Our Revenue

  We currently derive substantially all of our revenues from the license and related upgrades, professional services and support of our StoryServer software products. We expect that we will continue to depend on revenue related to new and enhanced versions of our StoryServer product line for at least the next several quarters. We cannot be certain that we will be successful in upgrading and marketing our products or that we will successfully develop and market new products and services. If we do not continue to increase revenue related to our existing products or generate revenue from new products and services, our business, operating results and financial condition would be materially adversely affected.

 Our Future Revenue is Dependent Upon Our Ability to Successfully Market Our Vignette Syndication Server

  We expect that our future financial performance will depend significantly on revenue from Vignette Syndication Server and the related tools that we plan to develop, which is subject to significant risks. We began shipping Vignette Syndication Server to clients in the first quarter of 1999. This is the first version of a new product designed for a new market opportunity. There are significant risks inherent in a product introduction such as Vignette Syndication Server. Market acceptance of Vignette Syndication Server will depend on a market developing for Internet syndication products and services and the commercial adoption of standards on which Vignette Syndication Server is based. We cannot be certain that either will occur. We cannot be certain that Vignette Syndication Server will meet customer performance needs or expectations when shipped or that it will be free of significant software defects or bugs. If Vignette Syndication Server does not meet customer needs or expectations, for whatever reason, upgrading or enhancing the product could be costly and time consuming.

 If We are Unable to Meet the Rapid Changes in e-Business Applications Technology Our Existing Products Could Become Obsolete

  The market for our products is marked by rapid technological change, frequent new product introductions and Internet-related technology enhancements, uncertain product life cycles, changes in client demands and evolving industry standards. We cannot be certain that we will successfully develop and market new products, new product enhancements or new products compliant with present or emerging Internet technology standards. New products based on new technologies or new industry standards can render existing products obsolete and unmarketable. To succeed, we will need to enhance our current products and develop new products on a timely basis to keep pace with developments related to Internet technology and to satisfy the increasingly sophisticated requirements of our clients. Internet commerce technology, particularly e-Business applications technology, is

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complex and new products and product enhancements can require long development and testing periods. Any delays in developing and releasing enhanced or new products could have a material adverse effect on our business, operating results and financial condition.

 We Face Intense Competition for e-Business Applications Software Which Could Make it Difficult to Acquire and Retain Clients Now and in the Future

  The Internet software market is intensely competitive. Our clients' requirements and the technology available to satisfy those requirements continually change. We expect competition to persist and intensify in the future.

  Our principal competitors include: in-house development efforts by potential clients or partners; other vendors of software that directly address elements of e-Business applications, such as BroadVision; and developers of software that address only certain technology components of e-Business applications (e.g., content management), such as Interwoven.

  Many of these companies, as well as some other competitors, have longer operating histories and significantly greater financial, technical, marketing and other resources than we do. Many of these companies can also leverage extensive customer bases and adopt aggressive pricing policies to gain market share. Potential competitors such as Netscape and Microsoft may bundle their products in a manner that may discourage users from purchasing our products. In addition, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share.

  Competitive pressures may make it difficult for us to acquire and retain clients and may require us to reduce the price of our software. We cannot be certain that we will be able to compete successfully with existing or new competitors. If we fail to compete successfully against current or future competitors, our business, operating results and financial condition would be materially adversely affected.

 We Must Successfully Integrate Our Recent Acquisitions of Diffusion, Inc., Engine 5, Ltd. and DataSage, Inc.

  We acquired Diffusion, Inc., Engine 5, Ltd. and DataSage, Inc. on June 30, 1999, January 18, 2000 and February 15, 2000, respectively. Our failure to successfully address the risks associated with our acquisitions of these companies could have a material adverse affect on our ability to develop and market products based on their respective technologies. In particular, we are developing integrated products and, accordingly, are devoting significant resources to product development, sales and marketing. The success of these acquisitions will depend on our ability to:

  .  Successfully integrate and manage their operations;

  .  Retain their key employees; and

  .  Develop and market products based on the acquired technology.

 Potential Future Acquisitions Could Be Difficult to Integrate, Disrupt Our Business, Dilute Stockholder Value and Adversely Affect Our Operating Results

  We may acquire other businesses in the future, which would complicate our management tasks. We may need to integrate widely dispersed operations that have different and unfamiliar corporate cultures. These integration efforts may not succeed or may distract management's attention from existing business operations. Our failure to successfully manage future acquisitions could seriously harm our business. Also, our existing stockholders would be diluted if we financed the acquisitions by issuing equity securities.

  The Internet is Generating Privacy Concerns in the Public and Within Governments, Which Could Result in Legislation Materially and Adversely Affecting Our Business or Result in Reduced Sales of Our Products, or Both.

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  Businesses use our StoryServer product to develop and maintain profiles to tailor the content to be provided to Web site visitors. Typically, the software captures profile information when consumers, business customers or employees visit a Web site and volunteer information in response to survey questions. Usage data collected over time augments the profiles. However, privacy concerns may nevertheless cause visitors to resist providing the personal data necessary to support this profiling capability. More importantly, even the perception of security and privacy concerns, whether or not valid, may indirectly inhibit market acceptance of our products. In addition, legislative or regulatory requirements may heighten these concerns if businesses must notify Web site users that the data captured after visiting certain Web sites may be used by marketing entities to unilaterally direct product promotion and advertising to that user. We are not aware of any such legislation or regulatory requirements currently in effect in the United States. Other countries and political entities, such as the European Economic Community, have adopted such legislation or regulatory requirements. The United States may adopt similar legislation or regulatory requirements. If consumer privacy concerns are not adequately addressed, our business, financial condition and operating results could be materially adversely affected.

  Our StoryServer product uses "cookies" to track demographic information and user preferences. A "cookie" is information keyed to a specific server, file pathway or directory location that is stored on a user's hard drive, possibly without the user's knowledge, but generally removable by the user. Germany has imposed laws limiting the use of cookies, and a number of Internet commentators, advocates and governmental bodies in the United States and other countries have urged passage of laws limiting or abolishing the use of cookies. If such laws are passed, our business, operating results and financial condition could be materially adversely affected.

 We May Be Adversely Impacted by the Year 2000 and Other Information Technology Issues

  The "Year 2000 Issue" refers generally to the problems that some software may have in determining the correct century for the year. For example, software with date-sensitive functions that is not Year 2000 compliant may not be able to distinguish whether "00" means 1900 or 2000, which may result in failures or the creation of erroneous results.

  We are exposed to the risk that the Year 2000 Issue could disrupt our operations. However, as discussed in prior filings, we undertook certain planning and implementation efforts. We did not experience any significant system failures at the turning of the new millennium. We presently believe that the Year 2000 Issue has been mitigated. The amounts incurred and expensed for developing and carrying out the plans to complete the Year 2000 modifications did not have a material effect on our operations. See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Update."

 We Develop Complex Software Products Susceptible to Software Errors or Defects that Could Result in Lost Revenues, or Delayed or Limited Market Acceptance

  Complex software products such as ours often contain errors or defects, particularly when first introduced or when new versions or enhancements are released. Despite internal testing and testing by current and potential customers, our current and future products may contain serious defects, including Year 2000 errors. Serious defects or errors could result in lost revenues or a delay in market acceptance, which would have a material adverse effect on our business, operating results and financial condition.

 If We Experienced a Product Liability Claim We Could Incur Substantial Litigation Costs

  Since our clients use our products for mission critical applications such as Internet commerce, errors, defects or other performance problems could result in financial or other damages to our clients. They could seek damages for losses from us, which, if successful, could have a material adverse effect on our business, operating results or financial condition. Although our license agreements typically contain provisions designed to limit our exposure to product liability claims, existing or future laws or unfavorable judicial decisions could negate such limitation of liability provisions. We have not experienced any product liability claims to date. However, a product liability claim brought against us, even if not successful, would likely be time consuming and costly.

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 Our Product Shipments Could Be Delayed if Third Party Software Incorporated
in Our Products is No Longer Available

  We integrate third-party software as a component of our software. The third-party software may not continue to be available to us on commercially reasonable terms. If we cannot maintain licenses to key third-party software, such as GroupLens Express, shipments of our products could be delayed until equivalent software could be developed or licensed and integrated into our products, which could materially adversely affect our business, operating results and financial condition.

 Our Business is Based on Our Intellectual Property and We Could Incur Substantial Costs Defending Our Intellectual Property From Infringement or a Claim of Infringement

  In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. We could incur substantial costs to prosecute or defend any such litigation. Although we are not currently involved in any intellectual property litigation, we may be a party to litigation in the future to protect our intellectual property or as a result of an alleged infringement of other's intellectual property, forcing us to do one or more of the following:

  . Cease selling, incorporating or using products or services that incorporate the challenged intellectual property;

  . Obtain from the holder of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms; and

  .  Redesign those products or services that incorporate such technology.

  We rely on a combination of patent, trademark, trade secret and copyright law and contractual restrictions to protect our technology. These legal protections provide only limited protection. If we litigated to enforce our rights, it would be expensive, divert management resources and may not be adequate to protect our business.

 Anti-Takeover Provisions in Our Charter Documents and Delaware Law Could Prevent or Delay a Change in Control of Our Company

  Certain provisions of our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable. Such provisions include:

  .  Authorizing the issuance of "blank check" preferred stock;

  . Providing for a classified board of directors with staggered, three-year terms;

  .  Prohibiting cumulative voting in the election of directors;

  . Requiring super-majority voting to effect certain amendments to our certificate of incorporation and bylaws;

  .  Limiting the persons who may call special meetings of stockholders;

  .  Prohibiting stockholder action by written consent; and

  . Establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

  Certain provisions of Delaware law and our stock incentive plans may also discourage, delay or prevent someone from acquiring or merging with us.

RISKS RELATED TO THE INTERNET INDUSTRY

 Our Performance Will Depend on the Growth of the Internet for Commerce

  Our future success depends heavily on the Internet being accepted and widely used for commerce. If Internet commerce does not continue to grow or grows more slowly than expected, our business, operating results and financial condition would be materially adversely affected. Consumers and businesses may reject the Internet as a viable commercial medium for a number of reasons, including potentially inadequate network infrastructure, slow development of enabling technologies or insufficient commercial support. The Internet infrastructure may not be able to support the demands placed on it by increased Internet usage and bandwidth requirements. In addition, delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or increased government regulation could cause the Internet to lose its viability as a commercial medium. Even if the required infrastructure, standards, protocols or complementary products, services or facilities are developed, we may incur substantial expenses adapting our solutions to changing or emerging technologies.

 Our Performance Will Depend on the New Market for e-Business Applications Software

  The market for e-Business applications software is new and rapidly evolving. We expect that we will continue to need intensive marketing and sales efforts to educate prospective clients about the uses and benefits of our products and services. Accordingly, we cannot be certain that a viable market for our products will emerge or be sustainable. Enterprises that have already invested substantial resources in other methods of conducting business may be reluctant or slow to adopt a new approach that may replace, limit or compete with their existing systems. Similarly, individuals have established patterns of purchasing goods and services. They may be reluctant to alter those patterns. They may also resist providing the personal data necessary to support our existing and potential product uses. Any of these factors could inhibit the growth of online business generally and the market's acceptance of our products and services in particular.

 There is Substantial Risk that Future Regulations Could Be Enacted that Either Directly Restrict Our Business or Indirectly Impact Our Business By Limiting the Growth of Internet Commerce

  As Internet commerce evolves, we expect that federal, state or foreign agencies will adopt regulations covering issues such as user privacy, pricing, content and quality of products and services. If enacted, such laws, rules or regulations could limit the market for our products and services, which could materially adversely affect our business, financial condition and operating results. Although many of these regulations may not apply to our business directly, we expect that laws regulating the solicitation, collection or processing of personal/consumer information could indirectly affect our business. The Telecommunications Act of 1996 prohibits certain types of information and content from being transmitted over the Internet. The prohibition's scope and the liability associated with a Telecommunications Act violation are currently unsettled. In addition, although substantial portions of the Communications Decency Act were held to be unconstitutional, we cannot be certain that similar legislation will not be enacted and upheld in the future. It is possible that such legislation could expose companies involved in Internet commerce to liability, which could limit the growth of Internet commerce generally. Legislation like the Telecommunications Act and the Communications Decency Act could dampen the growth in Web usage and decrease its acceptance as a communications and commercial medium.

  The United States government also regulates the export of encryption technology, which our products incorporate. If our export authority is revoked or modified, if our software is unlawfully exported or if the United States government adopts new legislation or regulation restricting export of software and encryption technology, our business, operating results and financial condition could be materially adversely affected. Current or future export regulations may limit our ability to distribute our software outside the United States. Although we take precautions against unlawful export of our software, we cannot effectively control the unauthorized distribution of software across the Internet.

RISKS RELATED TO THE SECURITIES MARKETS

 Our Stock Price May Be Volatile

  The market price of our common stock has been highly volatile and has fluctuated significantly in the past. We believe that it may continue to fluctuate significantly in the future in response to the following factors, some of which are beyond our control:

  .  Variations in quarterly operating results;

  .  Changes in financial estimates by securities analysts;

  .  Changes in market valuations of Internet software companies;

  . Announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

  . Loss of a major client or failure to complete significant license transactions;

  .  Additions or departures of key personnel;

  .  Sales of common stock in the future; and

  . Fluctuations in stock market price and volume, which are particularly common among highly volatile securities of Internet and software companies.


 Our Business May Be Adversely Affected By Class Action Litigation Due to Stock Price Volatility

  In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management's attention and resources, which could have a material adverse effect on our business, operating results and financial condition.

 We May Be Unable to Meet Our Future Capital Requirements

  We expect the cash on hand, cash equivalents and commercial credit facilities to meet our working capital and capital expenditure needs for at least the next 12 months. After that time, we may need to raise additional funds and we cannot be certain that we would be able to obtain additional financing on favorable terms, if at all. Further, if we issue equity securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of common stock. If we cannot raise funds, if needed, on acceptable terms, we may not be able to develop or enhance our products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, which could have a material adverse effect on our business, operating results and financial condition.


                          FORWARD-LOOKING STATEMENTS

  This prospectus, including the documents incorporated by reference herein, contains forward-looking statements that involve risks and uncertainties. Statements contained in this Prospectus or incorporated by reference herein that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "1934 Act"), including statements regarding Vignette's expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to Vignette on the date hereof, and Vignette assumes no obligation to update any such forward-looking statements. Vignette's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth in this prospectus under "Risk Factors." You should carefully consider the risks described in the "Risk Factors" section, in addition to the other information set forth in this prospectus and incorporated by reference herein, before making an investment decision.

                                USE OF PROCEEDS

  All net proceeds from the sale of Vignette common stock will go to the stockholders who offer and sell their shares. Accordingly, Vignette will not receive any proceeds from the sale of the shares by the selling stockholders.

                             SELLING STOCKHOLDERS

  The following table sets forth certain information, as of March 1, 2000, with respect to the number of shares of common stock owned by the selling stockholders named below and as adjusted to give effect to the sale of the shares offered hereby. These numbers have been adjusted for the three-for-one forward split of our common stock, in the form of a stock dividend, paid on April 14, 2000. A portion of the shares held by each selling stockholder are held in escrow. Based upon 190,911,288 shares of common stock outstanding on March 1, 2000, as adjusted for the three-for-one split paid on April 14, 2000, none of the selling shareholders owns more than 1% of our outstanding stock. The shares are being registered to permit public secondary trading of the shares, and the selling stockholders may offer the shares for resale from time to time. See "Plan of Distribution."

  The shares being offered by the selling stockholders were acquired from us in our acquisition of DataSage, Inc., pursuant to an agreement and plan of reorganization signed on January 4, 2000 and our acquisition of Engine 5, Ltd., pursuant to an agreement and plan of reorganization dated January 7, 2000. The shares of common stock were issued pursuant to an exemption from the registration requirements of the Securities Act. The selling stockholders represented to us that they were acquiring the shares for investment and with no present intention of distributing the shares.

  We have filed with the SEC, under the Securities Act, a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale of the shares from time to time on the Nasdaq National Market or in privately-negotiated transactions. We have agreed to use our best efforts to keep such registration statement effective until the earlier of such time as
(i) all the shares have been sold or (ii) all the shares may be sold under Rule 144 of the Securities Act in any three-month period.

  The shares offered by this prospectus may be offered from time to time by the selling stockholders named below:

                                    SHARES                         SHARES
                                 BENEFICIALLY                   BENEFICIALLY
                                OWNED PRIOR TO                   OWNED AFTER
                                   OFFERING                       OFFERING
                               -----------------  NUMBER OF   -----------------
   NAMES AND ADDRESSES OF                        SHARES BEING NUMBER OF
    SELLING STOCKHOLDERS       NUMBER OF PERCENT   OFFERED     SHARES   PERCENT
   ----------------------       SHARES   ------- ------------ --------- -------
Advanced Technology Ventures   1,486,215     *    1,486,215         0     --
 V, LP(1)....................
 c/o Michael Frank
 Somerset Court
 Waltham, MA 02145

One Liberty Fund III, LP(1)..  1,231,782     *    1,231,782         0     --
 c/o Duncan McCallum
 150 Cambridge Park Drive
 Cambridge, MA 02140

Sigma Partners III, LP(1)....    958,167     *      956,751     1,416       *
 c/o Marilyn Stallings
 2885 Sand Hill Road
 Menlo Park, CA 94025

David B. Blundin(1)..........    902,985     *      902,985         0     --
 19 Newcrossing Road
 Reading, MA 01867

El Dorado Ventures IV,           475,686     *      475,686         0     --
 LP(1).......................
 c/o Shanda Bahles
 2400 Sand Hill Road
 Menlo Park, CA 94025

                                    SHARES                         SHARES
                                 BENEFICIALLY                   BENEFICIALLY
                                OWNED PRIOR TO                   OWNED AFTER
                                   OFFERING                       OFFERING
                               -----------------  NUMBER OF   -----------------
   NAMES AND ADDRESSES OF                        SHARES BEING NUMBER OF
    SELLING STOCKHOLDERS       NUMBER OF PERCENT   OFFERED     SHARES   PERCENT
   ----------------------       SHARES   ------- ------------ --------- -------
Questmark Partners LP(1).....   427,701      *     427,701           0    --
 c/o Tom Hitchner
 One South Street
 Baltimore, MD 21202

David Ellenberger(1).........   294,345      *     294,345           0    --
 19 Newcrossing Road
 Reading, MA 01867

Sigma Associates III, LP(1)..   236,778      *     236,778           0    --
 c/o Marilyn Stallings
 2885 Sand Hill Road
 Menlo Park, CA 94025

William H. Bender(1).........   213,939      *     213,939           0    --
 19 Newcrossing Road
 Reading, MA 01867

Sigma Partners V, LP(1)......   189,153      *     189,153           0    --
 c/o Marilyn Stallings
 2885 Sand Hill Road
 Menlo Park, CA 94025

Gladys S. Blundin(1).........   151,920      *     151,920           0    --
 85 Carriage Road
 Wilton, CT 06897

Michael H. Blundin(1)........   151,920      *     151,920           0    --
 19 Newcrossing Road
 Reading, MA 01867

William Blundin(1)...........   147,099      *     147,099           0    --
 c/o Bradford Co.
 767 Third Ave. (37th Floor)
 New York, NY 10017

John Mandile(1)..............   294,834      *     114,834     180,000      *
 c/o Sigma
 20 Custom House Street
 Suite 830
 Boston, MA 02110

Eric F. Brown(1).............    95,439      *      95,439           0    --
 8000 Towers Crescent Drive
 Suite 1400
 Vienna, VA 22182

John F. Lunny(1).............    75,960      *      75,960           0    --
 19 Newcrossing Road
 Reading, MA 01867

HLM/CB Fund, LP(1)...........    71,283      *      71,283           0    --
 c/o James Mahoney
 222 Berkeley Street
 Boston, MA 02116

                                                                     SHARES
                          SHARES BENEFICIALLY                     BENEFICIALLY
                            OWNED PRIOR TO                         OWNED AFTER
                               OFFERING                             OFFERING
                          ----------------------    NUMBER OF   -----------------
 NAMES AND ADDRESSES OF                            SHARES BEING NUMBER OF
  SELLING STOCKHOLDERS    NUMBER OF     PERCENT      OFFERED     SHARES   PERCENT
 ----------------------     SHARES      --------   ------------ --------- -------
William Blundin 1995            53,604           *    53,604         0      --
 Charitable Remainder
 Trust(1)...............
 c/o William Blundin
 c/o Bradford Co.
 767 Third Ave. (37th
 Floor)
 New York, NY 10017

Sigma Associates V,             52,731           *    52,731         0      --
 LP(1)..................
 c/o Marilyn Stallings
 2885 Sand Hill Road
 Menlo Park, CA 94025

Lighthouse Capital Part-        49,074           *    49,074         0      --
 ners, III, L.P.(1).....
 100 Drake's Landing
 Road
 Suite 260
 Greenbrae, CA 94904

ATV Entrepreneurs V,            46,452           *    46,452         0      --
 LP(1)..................
 c/o Michael Frank
 Somerset Court
 Waltham, MA 02145

El Dorado Technology            37,554           *    37,554         0      --
 98(1)..................
 c/o Shanda Bahles
 2400 Sand Hill Road
 Menlo Park, CA 94025

Charles Schwab for H.           35,175           *    35,175         0      --
 Paumgarten Keough(1)...
 Charles Schwab & Co.
 Non-Standard Assets
 San Francisco, CA 94104

Harald Paumgarten(1)....        34,203           *    34,203         0      --
 708 Third Avenue
 Suite 2010
 New York, NY 10017

Shanta Puchtler(1)......        26,586           *    26,586         0      --
 22 Cushing Street
 Cambridge, MA 02138

Sigma Investors III,            26,349           *    26,349         0      --
 LP(1)..................
 c/o Marilyn Stallings
 2885 Sand Hill Road
 Menlo Park, CA 94025

Paul Cataldo(1).........        22,788           *    22,788         0      --
 19 Newcrossing Road
 Reading, MA 01867

Guy Bradley(1)..........        19,959           *    19,959         0      --
 60 Mill Street
 Brookline, MA 02146

                                                                     SHARES
                          SHARES BENEFICIALLY                     BENEFICIALLY
                            OWNED PRIOR TO                         OWNED AFTER
                               OFFERING                             OFFERING
                          ----------------------    NUMBER OF   -----------------
 NAMES AND ADDRESSES OF                            SHARES BEING NUMBER OF
  SELLING STOCKHOLDERS    NUMBER OF     PERCENT      OFFERED     SHARES   PERCENT
 ----------------------     SHARES      --------   ------------ --------- -------
Ken Gardner(1)..........        13,293           *    13,293         0      --
 c/o Sagent Technology
 800 West El Camino Real
 Mountain View, CA 94040

Alexander Graham(1).....        13,293           *    13,293         0      --
 2612 Alma Avenue
 Manhattan Beach, CA
 90266

Jeffrey Stamen(1).......        13,293           *    13,293         0      --
 6 Conant Road
 Weston, MA 02493

Debora Flashcen Revoca-         11,403           *    11,403         0      --
 ble Trust(1)...........
 c/o David Flashcen
 180 Clyde Street
 Chestnut Hill, MA 02467

Kevin Hetherington-              8,961           *     8,961         0      --
 Young(1)...............
 71 Tewksbury Street
 Andover, MA 01810

Sigma Investors V,               7,602           *     7,602         0      --
 LP(1)..................
 c/o Marilyn Stallings
 2885 Sand Hill Road
 Menlo Park, CA 94025

Row Moriarty(1).........         7,128           *     7,128         0      --
 c/o Cubex Corporation
 200 Clarendon Street
 Boston, MA 02116

Bonnie Ayer(1)..........         6,075           *     6,075         0      --
 RR 1
 Hinesburg, VT 05461

Mary Kelliher(1)........         6,075           *     6,075         0      --
 302 Weston Road
 Wellesley, MA 02482

Julie A. Kelling(1).....         6,075           *     6,075         0      --
 PO Box 991,
 Groton School
 Groton, MA 01450

Ted Ashford(1)..........         5,703           *     5,703         0      --
 Ashford Capital Manage-
 ment
 3801 Kennect Pike
 Willington-Greenville
 Center, DE 19807

Shikar and Eva Gosh(1)..         5,703           *     5,703         0      --
 388 Warren Street
 Brookline, MA 02146

                             SHARES                       SHARES
                          BENEFICIALLY                 BENEFICIALLY
                         OWNED PRIOR TO                 OWNED AFTER
                            OFFERING                     OFFERING
                         --------------              -----------------
                         NUMBER          NUMBER OF
 NAMES AND ADDRESSES OF    OF           SHARES BEING NUMBER OF
  SELLING STOCKHOLDERS   SHARES PERCENT   OFFERED     SHARES   PERCENT
 ----------------------  ------ ------- ------------ --------- -------
Richard Wolpert(1)...... 5,703      *      5,703          0      --
 345 Maple Street
 Beverly Hills, CA 90210

Jacob Fox Appleton(1)... 4,953      *      4,953          0      --
 Amos Tuck School
 101 Byrne Hall
 Hanover, NH 03755

Scott Healy(1).......... 4,935      *      4,935          0      --
 19 Newcrossing Road
 Reading, MA 01867

Mike Starkenberg(1)..... 2,850      *      2,850          0      --
 555 Anton Boulevard
 Costa Mesa, CA 92626

Paul deGive(1).......... 2,751      *      2,751          0      --
 c/o Gustin Partners
 2276 Washington Street
 The Ware Mills
 Newton Lower Falls, MA
 02462-1452

Kenneth Lamp(1)......... 2,565      *      2,565          0      --
 c/o Midwest Drug
 619 1/2 8th Street
 Fort Madison, IA 52627

Peter Scott Aborn(1).... 1,899      *      1,899          0      --
 22 South Street
 Wells, VT 05774

Dennis Bender(1)........ 1,899      *      1,899          0      --
 110 Whiteface Mountain
 Drive
 Johnson, VT 05656

Robert Bender(1)........ 1,899      *      1,899          0      --
 48 Helen Avenue
 South Burlington, VT
 05403

Geraldine Huston(1)..... 1,899      *      1,899          0      --
 5150 Spear Street
 Shelburne, VT 05482

Marie Toro(1)........... 1,899      *      1,899          0      --
 RD #1, Box 518
 Grand Isle, VT 05458

Johnathan D. Purdy(1)... 1,593      *      1,593          0      --
 148 Main Street
 Andover, MA 01845


                              SHARES                       SHARES
                           BENEFICIALLY                 BENEFICIALLY
                          OWNED PRIOR TO                 OWNED AFTER
                             OFFERING                     OFFERING
                          --------------              -----------------
                          NUMBER          NUMBER OF
 NAMES AND ADDRESSES OF     OF           SHARES BEING NUMBER OF
  SELLING STOCKHOLDERS    SHARES PERCENT   OFFERED     SHARES   PERCENT
 ----------------------   ------ ------- ------------ --------- -------
Mark Smith(1)...........  1,518      *      1,518          0      --
 201 North Main Street
 West Hartford, CT 06107

David Brandkamp(1)......  1,422      *      1,422          0      --
 40 Oak Grove, #1
 East Greenwich, RI
 02818

Christine Bodoin(1).....  1,329      *      1,329          0      --
 19 Newcrossing Road
 Reading, MA 01867

Donald Spiliotis(1).....  1,329      *      1,329          0      --
 18 Maple Street
 Waltham, MA 02453

Douglas E. Gaeth(1).....    759      *        759          0      --
 9 Brimmer Street
 Boston, MA 02108

Brendan J. Kitts(1).....    681      *        681          0      --
 10 Rockwell Street
 Cambridge, MA 02139

Joseph Rezuke(1)........    681      *        681          0      --
 243 Boston Post Road
 Marlboro, MA 01752

April Evans(1)..........    570      *        570          0      --
 c/o Advanced Technology
 Ventures
 Somerset Court
 Waltham, MA 02145

Gustin Partners LTD(1)..    567      *        567          0      --
 The Ware Mill
 Newton Lower Falls, MA
 02462

Michael Brenner(1)......    522      *        522          0      --
 c/o Marilyn Brenner
 1404 Ferncroft Tower
 Danvers, MA 01923

Lucille M. Lengber(1)...    438      *        438          0      --
 150 Johnny Cake Street
 North Andover, MA 01845

David Fiorillo(1).......    303      *        303          0      --
 2225 West Middlefield
 Road
 Mountain View, CA 95113


                              SHARES                       SHARES
                           BENEFICIALLY                 BENEFICIALLY
                          OWNED PRIOR TO                 OWNED AFTER
                             OFFERING                     OFFERING
                          --------------  NUMBER OF   -----------------
 NAMES AND ADDRESSES OF   NUMBER         SHARES BEING NUMBER OF
  SELLING STOCKHOLDERS      OF   PERCENT   OFFERED     SHARES   PERCENT
 ----------------------   SHARES ------- ------------ --------- -------

Richard G. Jung(1)......     282       *       282         0        --
 c/o Athena Health
 One Moody Street
 Waltham, MA 02453

Chester B. Black(1).....   1,019       *     1,019         0        --
 c/o HLM/CB Fund, LP
 222 Berkeley Street
 Boston, MA 02116

Chubb Corporation(1)....  51,313       *    51,313         0        --
 c/o HLM/CB Fund, LP
 222 Berkeley Street
 Boston, MA 02116

Rocco A. Ortenzio(1)....     509       *       509         0        --
 c/o HLM/CB Fund, LP
 222 Berkeley Street
 Boston, MA 02116

James J. Mahoney,
 Jr.(1).................   1,336       *     1,336         0        --
 c/o HLM/CB Fund, LP
 222 Berkeley Street
 Boston, MA 02116

Judith P Lawrie(1)......   1,005       *     1,005         0        --
 c/o HLM/CB Fund, LP
 222 Berkeley Street
 Boston, MA 02116

A.R. Haberkorn, III(1)..   1,005       *     1,005         0        --
 c/o HLM/CB Fund, LP
 222 Berkeley Street
 Boston, MA 02116

Harriet Lawrence(1).....      56       *        56         0        --
 c/o HLM/CB Fund, LP
 222 Berkeley Street
 Boston, MA 02116

Peter J. Grua(1)........   1,005       *     1,005         0        --
 c/o HLM/CB Fund, LP
 222 Berkeley Street
 Boston, MA 02116

Ann B. Hutchins(1)......   1,005       *     1,005         0        --
 c/o HLM/CB Fund, LP
 222 Berkeley Street
 Boston, MA 02116

Elise W. O'Connell(1)...      56       *        56         0        --
 c/o HLM/CB Fund, LP
 222 Berkeley Street
 Boston, MA 02116

                              SHARES                       SHARES
                           BENEFICIALLY                 BENEFICIALLY
                          OWNED PRIOR TO                 OWNED AFTER
                             OFFERING                     OFFERING
                          --------------  NUMBER OF   -----------------
 NAMES AND ADDRESSES OF   NUMBER         SHARES BEING NUMBER OF
  SELLING STOCKHOLDERS      OF   PERCENT   OFFERED     SHARES   PERCENT
 ----------------------   SHARES ------- ------------ --------- -------

Albert L. Weigman(1)....     520     *         520         0      --
 c/o HLM/CB Fund, LP
 222 Berkeley Street
 Boston, MA 02116

Julie Fjeldheim(1)......     112     *         112         0      --
 c/o HLM/CB Fund, LP
 222 Berkeley Street
 Boston, MA 02116

Vincent J. Fabiani(1)...     110     *         110         0      --
 c/o HLM/CB Fund, LP
 222 Berkeley Street
 Boston, MA 02116

Thomas F. O'Donnell,
 III(1).................     558     *         558         0      --
 c/o HLM/CB Fund, LP
 222 Berkeley Street
 Boston, MA 02116

Anthony C. Lisa, III(1)
 .......................     140     *         140         0      --
 c/o HLM/CB Fund, LP
 222 Berkeley Street
 Boston, MA 02116

D. Hamlen Thompson(1)...      70     *          70         0      --
 c/o HLM/CB Fund, LP
 222 Berkeley Street
 Boston, MA 02116

HLM/CB Fund, LP(1)......  11,464     *      11,464         0      --
 222 Berkeley Street
 Boston, MA 02116

AT&T--Leeway & Co.(1)...  34,225     *      34,225         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

AVA Partners(1).........  25,258     *      25,258         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Bank of America Capital
 Corporation(1).........  50,516     *      50,516         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Mater Trust Pursuant to
 the Hewlett-Packard De-
 ferred Profit Sharing
 Plan and Trust(1)......  43,973     *      43,973         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

                              SHARES                        SHARES
                           BENEFICIALLY                  BENEFICIALLY
                          OWNED PRIOR TO                  OWNED AFTER
                             OFFERING                      OFFERING
                          ---------------  NUMBER OF   -----------------
 NAMES AND ADDRESSES OF   NUMBER          SHARES BEING NUMBER OF
  SELLING STOCKHOLDERS      OF    PERCENT   OFFERED     SHARES   PERCENT
 ----------------------   SHARES  ------- ------------ --------- -------

Lucent Technology, Inc.
 Master Pension
 Trust(1)...............   54,179     *      54,179         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Massachusetts Institute
 of Technology(1).......  104,321     *     104,321         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

MC Partners II,
 C.V.(1)................   31,573     *      31,573         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

The Mutual Life Insur-
 ance Company
 of New York(1).........   95,426     *      95,426         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

The Penn Mutual Life In-
 surance Company(1).....   43,973     *      43,973         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Phoenix Home Life Mutual
 Insurance Co.(1).......   61,044     *      61,044         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Phoenix Home Life Mutual
 Insurance Company Em-
 ployee Pension(1)......      468     *         468         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Roche Retirement Plans'
 Master Trust(1)........   39,291     *      39,291         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

The Leland Stanford Jr.
 University(1)..........   87,479     *      87,479         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

University of Southern
 California(1)..........   43,973     *      43,973         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

                              SHARES                        SHARES
                           BENEFICIALLY                  BENEFICIALLY
                          OWNED PRIOR TO                  OWNED AFTER
                             OFFERING                      OFFERING
                          ---------------  NUMBER OF   -----------------
 NAMES AND ADDRESSES OF   NUMBER          SHARES BEING NUMBER OF
  SELLING STOCKHOLDERS      OF    PERCENT   OFFERED     SHARES   PERCENT
 ----------------------   SHARES  ------- ------------ --------- -------

Venture Investment Asso-
 ciates II, LP(1).......  101,033     *     101,033         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Venture Investment Asso-
 ciates III, LP(1)......    5,618     *       5,618         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Venture Investment Asso-
 ciates IV, LP(1).......   14,045     *      14,045         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Robert E. Davoli(1).....   87,135     *      87,135         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Lawrence G. Finch(1)....   96,151     *      96,151         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Clifford L. Haas(1).....   74,121     *      74,121         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Garner C. Hendrie(1)....   52,962     *      52,962         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

J. Burgess Jamieson(1)..   75,695     *      75,695         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

C. Bradford
 Jeffries(1)............   22,356     *      22,356         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Wade Woodson(1).........   74,781     *      74,781         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Woodson Fund 99(1)......      374     *         374         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

                             SHARES                       SHARES
                          BENEFICIALLY                 BENEFICIALLY
                         OWNED PRIOR TO                 OWNED AFTER
                            OFFERING                     OFFERING
                         --------------  NUMBER OF   -----------------
 NAMES AND ADDRESSES OF  NUMBER         SHARES BEING NUMBER OF
  SELLING STOCKHOLDERS     OF   PERCENT   OFFERED     SHARES   PERCENT
 ----------------------  SHARES ------- ------------ --------- -------

Stathis Andris(1)....... 13,338     *      13,338         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Veronica Crick(1).......  1,585     *       1,585         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Veronica Crick
 Trust(1)...............    148     *         148         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

John R. Mandile(1)...... 23,657     *      23,657         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

The Schlossareck
 Trust(1)...............  4,103     *       4,103         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Marilyn G. Stall-
 ings(1)................  6,921     *       6,921         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

BA 1998 Partners Master
 Fund I, LP(1)..........    369     *         369         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

BA 1998 Partners Master
 Fund II, LP(1).........  1,504     *       1,504         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Bank of America Capital
 Corporation(1).........  6,086     *       6,086         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Baxter International
 Inc. and Subsidiaries
 Pension Trust(1).......  1,404     *       1,404         0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

                              SHARES                       SHARES
                           BENEFICIALLY                 BENEFICIALLY
                          OWNED PRIOR TO                 OWNED AFTER
                             OFFERING                     OFFERING
                          --------------  NUMBER OF   -----------------
 NAMES AND ADDRESSES OF   NUMBER         SHARES BEING NUMBER OF
  SELLING STOCKHOLDERS      OF   PERCENT   OFFERED     SHARES   PERCENT
 ----------------------   SHARES ------- ------------ --------- -------

Ross B. and Laurie
 Garber(1)..............  2,341      *      2,341          0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

GMI/DRI Investment
 Fund(1)................  2,809      *      2,809          0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

The Grable Founda-
 tion(1)................    468      *        468          0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Harvard Private Capital
 Holdings, Inc.(1)......  9,831      *      9,831          0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

The William and Flora
 Hewlett Foundation(1)..  6,086      *      6,086          0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Alexander Lushtak Chari-
 table Trust(1).........  2,341      *      2,341          0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Alexander Lushtak Living
 Trust(1)...............  1,404      *      1,404          0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Donald Kirk McKinney and
 Rebecca McDaniel McKin-
 ney, Trustees of the
 McKinney Family Trust
 UDT June 28, 1986(1)...  5,618      *      5,618          0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Thomas E. Noonan(1).....  4,682      *      4,682          0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Kevin J. O'Connor(1)....  2,341      *      2,341          0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

                              SHARES                       SHARES
                           BENEFICIALLY                 BENEFICIALLY
                          OWNED PRIOR TO                 OWNED AFTER
                             OFFERING                     OFFERING
                          --------------  NUMBER OF   -----------------
 NAMES AND ADDRESSES OF   NUMBER         SHARES BEING NUMBER OF
  SELLING STOCKHOLDERS      OF   PERCENT   OFFERED     SHARES   PERCENT
 ----------------------   SHARES ------- ------------ --------- -------

Gregory A. Peters (1)...  4,682      *      4,682          0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Yale University(1)......  9,831      *      9,831          0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Cynthia A. Buttitta(1)..    112      *        112          0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Nordsee Trust(1)........  3,745      *      3,745          0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Angela Millard(1).......     37      *         37          0      --
 c/o Sigma Partners
 1600 El Camino Real,
 Suite 280
 Menlo Park, CA 94025

Invus Investments,
 LLC(1).................    154      *        154          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

H. Furlong Baldwin(1)...    193      *        193          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Charles C. Baum(1)......    386      *        386          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Sollers Point Compa-
 ny(1)..................    386      *        386          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Richard J. Himel-
 farb(1)................    386      *        386          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Woodbourne Joint Ven-
 ture(1)................    482      *        482          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

                              SHARES                       SHARES
                           BENEFICIALLY                 BENEFICIALLY
                          OWNED PRIOR TO                 OWNED AFTER
                             OFFERING                     OFFERING
                          --------------  NUMBER OF   -----------------
 NAMES AND ADDRESSES OF   NUMBER         SHARES BEING NUMBER OF
  SELLING STOCKHOLDERS      OF   PERCENT   OFFERED     SHARES   PERCENT
 ----------------------   SHARES ------- ------------ --------- -------

Howard Krongard(1)......   482       *       482           0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Lipitz Family LP(1).....   482       *       482           0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Cassandra S. Naylor(1)..   482       *       482           0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Riverside Realty Compa-
 ny(1)..................   578       *       578           0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Wharf Development
 Corp.(1)...............   578       *       578           0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Brinkley Investments,
 LLC(1).................   578       *       578           0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Waters Edge Co.,
 Inc.(1)................   964       *       964           0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Anthony W. Deering(1)...   964       *       964           0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

LPN 76 Trust(1).........   964       *       964           0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Glen Arm Building Co.,
 Inc. Pension Trust(1)..   964       *       964           0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Max W. McCord(1)........   964       *       964           0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

                              SHARES                       SHARES
                           BENEFICIALLY                 BENEFICIALLY
                          OWNED PRIOR TO                 OWNED AFTER
                             OFFERING                     OFFERING
                          --------------  NUMBER OF   -----------------
 NAMES AND ADDRESSES OF   NUMBER         SHARES BEING NUMBER OF
  SELLING STOCKHOLDERS      OF   PERCENT   OFFERED     SHARES   PERCENT
 ----------------------   SHARES ------- ------------ --------- -------

Juliet A. Eurich & Louis
 B. Thalheimer(1).......    964      *        964          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Stephen T. Scott(1).....    964      *        964          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Leopard Aggressive Fund,
 Ltd.(1)................    964      *        964          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Fieldhelm Limited(1)....    964      *        964          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

The Forward Publishing
 Pension Fund(1)........    964      *        964          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Mark D. Lerner(1).......  1,446      *      1,446          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Traci Lerner(1).........  1,446      *      1,446          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Granite Assets LLC(1)...  1,446      *      1,446          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Jack L. Baylin(1).......  1,928      *      1,928          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Mr. and Mrs. David Bern-
 stein(1)...............  1,928      *      1,928          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

                              SHARES                       SHARES
                           BENEFICIALLY                 BENEFICIALLY
                          OWNED PRIOR TO                 OWNED AFTER
                             OFFERING                     OFFERING
                          --------------  NUMBER OF   -----------------
 NAMES AND ADDRESSES OF   NUMBER         SHARES BEING NUMBER OF
  SELLING STOCKHOLDERS      OF   PERCENT   OFFERED     SHARES   PERCENT
 ----------------------   SHARES ------- ------------ --------- -------

Watchung Road Associ-
 ates, L.P.(1)..........  1,928      *      1,928          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

The Aaron Straus &
 Lillie Straus
 Foundation, Inc.(1)....  1,928      *      1,928          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Maryland Historical So-
 ciety(1)...............  1,928      *      1,928          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Oceanfront, LLC(1)......  1,928      *      1,928          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Arundel Holdings,
 LLC(1).................  1,928      *      1,928          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Leslie B. Disharoon(1)..  1,928      *      1,928          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Woodbrook MB Limited
 Partnership(1).........  1,928      *      1,928          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Rockefeller & Co., Inc.
 (Ms. Jane A. Laud-
 er)(1).................  1,928      *      1,928          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Rockefeller & Co., Inc.
 (Ms. Aerin L.
 Zinterhofer)(1)........  1,928      *      1,928          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

David F. Marquardt(1)...  1,928      *      1,928          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

The Zellerbach Family
 Fund(1)................  1,928      *      1,928          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

                              SHARES                       SHARES
                           BENEFICIALLY                 BENEFICIALLY
                          OWNED PRIOR TO                 OWNED AFTER
                             OFFERING                     OFFERING
                          --------------  NUMBER OF   -----------------
 NAMES AND ADDRESSES OF   NUMBER         SHARES BEING NUMBER OF
  SELLING STOCKHOLDERS      OF   PERCENT   OFFERED     SHARES   PERCENT
 ----------------------   SHARES ------- ------------ --------- -------

Henry A. Rosenberg,
 Jr.(1).................  1,928      *      1,928          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Duro General Part-
 ners(1)................  1,928      *      1,928          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Eugene H. Schreiber and
 Sanford D. Schreiber,
 Trustees U/A Marvin
 Shapiro dtd. 6/24/74
 for Joseph Mark Shapiro
 #112(1)................  1,928      *      1,928          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

The 1999 Shepard Family
 Irrevocable Trust(1)...  1,928      *      1,928          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Tendler Family Nominee
 Trust(1)...............  1,928      *      1,928          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Christopher J.
 Sobecki(1).............  1,928      *      1,928          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Louis B. Thalheimer(1)..  1,928      *      1,928          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Josiah J. Willard
 III(1).................  1,928      *      1,928          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Calman J. Zamoiski,
 Jr.(1).................  1,928      *      1,928          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Conzett Europa-Invest
 Ltd.(1)................  1,928      *      1,928          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

                             SHARES                       SHARES
                          BENEFICIALLY                 BENEFICIALLY
                         OWNED PRIOR TO                 OWNED AFTER
                            OFFERING                     OFFERING
                         --------------  NUMBER OF   -----------------
 NAMES AND ADDRESSES OF  NUMBER         SHARES BEING NUMBER OF
  SELLING STOCKHOLDERS     OF   PERCENT   OFFERED     SHARES   PERCENT
 ----------------------  SHARES ------- ------------ --------- -------

Chasophie Limited(1).... 1,928      *      1,928          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Banque de Luxem-
 bourg(1)............... 1,928      *      1,928          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Hinoki Investments Lim-
 ited(1)................ 2,410      *      2,410          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Kiskadee International
 Limited(1)............. 2,410      *      2,410          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

H&K LLC(1).............. 2,506      *      2,506          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

CRM 1998 Enterprise
 Fund, LLC(1)........... 2,892      *      2,892          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Bruce H. Brandaleone
 (1).................... 2,892      *      2,892          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Dr. Gilbert H.
 Cullen(1).............. 2,892      *      2,892          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Herbert P. Dripps(1).... 2,892      *      2,892          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

The Baltimore Museum of
 Art(1)................. 2,892      *      2,892          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

                              SHARES                       SHARES
                           BENEFICIALLY                 BENEFICIALLY
                          OWNED PRIOR TO                 OWNED AFTER
                             OFFERING                     OFFERING
                          --------------  NUMBER OF   -----------------
 NAMES AND ADDRESSES OF   NUMBER         SHARES BEING NUMBER OF
  SELLING STOCKHOLDERS      OF   PERCENT   OFFERED     SHARES   PERCENT
 ----------------------   SHARES ------- ------------ --------- -------

Banque du Credit
 Agricole(1)............  2,892      *      2,892          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Thomas R. Hitchner(1)...  3,011      *      3,011          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Greenwood Equities,
 LLC(1).................  3,808      *      3,808          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

CRM 20/20 Fund, LLC(1)..  3,856      *      3,856          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Raymond Debbane(1)......  3,856      *      3,856          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Meyerhoff Investments
 Partnership, LLP(1)....  3,856      *      3,856          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Leonard A. Orman(1).....  3,856      *      3,856          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Phillip E. Rat-
 cliffe(1)..............  3,856      *      3,856          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Lord Sainsbury of Pres-
 ton Candover KG(1).....  3,856      *      3,856          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Kerr USA Investments
 Corporation(1).........  3,856      *      3,856          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Benjamin S.
 Schapiro(1)............  4,009      *      4,009          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

                              SHARES                       SHARES
                           BENEFICIALLY                 BENEFICIALLY
                          OWNED PRIOR TO                 OWNED AFTER
                             OFFERING                     OFFERING
                          --------------  NUMBER OF   -----------------
 NAMES AND ADDRESSES OF   NUMBER         SHARES BEING NUMBER OF
  SELLING STOCKHOLDERS      OF   PERCENT   OFFERED     SHARES   PERCENT
 ----------------------   SHARES ------- ------------ --------- -------

BIA Venture Investors,
 L.P. Series 1999-Q(1)..  4,338      *      4,338          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Asherton Investments,
 Inc.(1)................  4,820      *      4,820          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Riggs Capital Partners,
 LLC(1).................  5,784      *      5,784          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Pension Plan of Piper &
 Marbury L.L.P.(1)......  5,784      *      5,784          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

ABS Venture Employees
 Fund(1)................  7,500      *      7,500          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

CRM 1999 Enterprise
 Fund, LLC(1)...........  9,640      *      9,640          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

The Harry & Jeanette
 Weinberg Foundation,
 Inc.(1)................  9,640      *      9,640          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

The Johns Hopkins Uni-
 versity(1).............  9,640      *      9,640          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

The Johns Hopkins Hospi-
 tal Endowment Fund,
 Inc.(1)................  9,640      *      9,640          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Iambic Investments(1)...  9,640      *      9,640          0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

                              SHARES                        SHARES
                           BENEFICIALLY                  BENEFICIALLY
                          OWNED PRIOR TO                  OWNED AFTER
                             OFFERING                      OFFERING
                          ---------------  NUMBER OF   -----------------
 NAMES AND ADDRESSES OF   NUMBER          SHARES BEING NUMBER OF
  SELLING STOCKHOLDERS      OF    PERCENT   OFFERED     SHARES   PERCENT
 ----------------------   SHARES  ------- ------------ --------- -------

USA Fund Limited Part-
 nership(1).............   12,532     *      12,532         0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Jamestown Investment
 S.A.(1)................   13,496     *      13,496         0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

BT Investment Part-
 ners(1)................   15,424     *      15,424         0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Ensign Peak Advisors,
 Inc.(1)................   57,840     *      57,840         0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Artal Luxembourg
 S.A.(1)................  115,680     *     115,680         0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

The Krongard Foundation,
 Inc.(1)................      193     *         193         0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Timothy L. Krongard(1)..      193     *         193         0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Sandye Sirota(1)........      193     *         193         0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

WHS Associates(1).......      193     *         193         0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Patricia L. Krongard,
 1995 Trust(1)..........      289     *         289         0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Reed H. Law(1)..........      289     *         289         0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

                             SHARES                       SHARES
                          BENEFICIALLY                 BENEFICIALLY
                         OWNED PRIOR TO                 OWNED AFTER
                            OFFERING                     OFFERING
                         --------------  NUMBER OF   -----------------
 NAMES AND ADDRESSES OF  NUMBER         SHARES BEING NUMBER OF
  SELLING STOCKHOLDERS     OF   PERCENT   OFFERED     SHARES   PERCENT
 ----------------------  SHARES ------- ------------ --------- -------

Darrell Friedman(1).....    386     *         386         0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Alexander L.
 Krongard(1)............    386     *         386         0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Swartz Family Partner-
 ship(1)................    482     *         482         0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Craig Foley(1)..........    964     *         964         0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

A. B. Krongard(1).......  1,446     *       1,446         0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

James R. Swartz(1)......  1,446     *       1,446         0      --
 c/o Questmark Partners
 LP
 One South Street
 Baltimore, MD 21202

Phil Libin(2)........... 64,362     *      64,362         0      --
 c/o Vignette
 580 Harris Avenue,
 Suite 301
 Boston, MA 02118

Andrew McGeachie(2)..... 64,362     *      64,362         0      --
 c/o Vignette
 580 Harris Avenue,
 Suite 301
 Boston, MA 02118

Brandon Volbright(2).... 64,362     *      64,362         0      --
 c/o Vignette
 580 Harris Avenue,
 Suite 301
 Boston, MA 02118

--------
*  Less than 1%
(1) Sixteen percent (16%) of the total shares of common stock listed as owned by this selling stockholder are held in an escrow account.
(2) Seventy-two percent (72%) of the total shares of common stock listed as owned by this selling stockholder are held in an escrow account.

                             PLAN OF DISTRIBUTION

  We are registering the shares on behalf of the selling stockholders. As used herein, "selling stockholder" includes transferees selling shares received after the date of this prospectus from a named selling stockholder as a partnership distribution. We will receive no proceeds from this offering. The shares offered hereby may be sold by the selling stockholders from time to time in transactions in the over-the-counter market, on the Nasdaq National Market, in privately negotiated transactions, or by a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

  In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

  The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may under certain circumstances be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders may agree to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act.

  Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholders (and, if it acts as agent for the purchase of such shares, from such purchaser). Broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per Share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold shares. Brokers-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, on the Nasdaq National Market, in privately negotiated transactions, or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

  Under applicable rules and regulations under the 1934 Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our Common Stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the 1934 Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of the shares by the selling stockholders.

  The selling stockholders will pay all commissions and other expenses associated with the sale of shares by them. The shares offered hereby are being registered pursuant to our contractual obligations, and we have agreed to bear certain expenses in connection with the registration and sale of the shares being offered by the selling stockholders. We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

  We can not assure you that the selling stockholders will sell all or any portion of the securities offered hereby. In addition, the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their shares since the date on which they provided the information regarding their shares, and requested registration thereof, in transactions exempt from the registration requirements of the Securities Act. Accordingly, since certain other selling stockholders may have acquired such shares and also requested registration thereof, the aggregate number of shares listed under the caption "Selling Stockholders" may exceed the total number of shares issued or issuable by us.

                                 LEGAL MATTERS

  The legality of the securities offered hereby will be passed upon for Vignette by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Austin, Texas.

                                    EXPERTS

  Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of DataSage, Inc. appearing in our Current Report (Form 8-K/A) filed with the Securities and Exchange Commission on March 30, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at "http://www.sec.gov."

  The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the 1934
Act:

    1. Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 30, 2000.

    2. Current Report on Form 8-K, filed on February 29, 2000, as amended by the Amendment to the Current Report on Form 8-K/A, filed on March 30, 2000.

    3. Our Registration Statement No. 000-25375 on Form 8-A filed with the SEC on February 11, 1999, together with all amendments thereto, pursuant to
  Section 12 of the 1934 Act in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

  You may request a copy of these filings, at no cost, by calling us at (512) 306-4300 or by writing to us at the following address:

                             VIGNETTE CORPORATION
                          901 SOUTH MOPAC EXPRESSWAY
                              AUSTIN, TEXAS 78746
                         ATTENTION: INVESTOR RELATIONS

  This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                               7,971,201 SHARES

                             VIGNETTE CORPORATION

                                 COMMON STOCK

                               ----------------

                                 JUNE 1, 2000

                               ----------------